EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated January 18, 2017 in the Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-215018) and related Prospectus of Guggenheim Defined Portfolios, Series 1556.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
January 18, 2017